Exhibit 99.1

Conference Call and Webcast Today, May 4, 2021 at 11:00 a.m. ET 334-323-0501, conference ID 7158599 or www.bbgi.com Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP REPORTS FIRST QUARTER NET REVENUE OF $48.2 MILLION

NAPLES, Florida, May 4, 2021 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three-month period ended March 31, 2021.

Summary of First Quarter Results

In millions, except per share data	Three Months Ended March 31,
	2021	2020
Net revenue	$48.2	$57.7
Operating loss	$(2.5)	$(7.1)
Net loss attributable to BBGI stockholders [1]	$(10.6)	$(8.8)
Net loss per diluted share [1]	$(0.36)	$(0.32)
Station operating income (SOI - non-GAAP)	$5.2	$6.7

[1]

Operating loss, net loss attributable to BBGI stockholders and net loss per diluted share reflect $1.1 million in other operating expenses in the three months ended March 31, 2021. Net loss attributable to BBGI stockholders and net loss per diluted share reflect a $5.0 million loss on extinguishment of long-term debt in the three months ended March 31, 2021. Operating loss, net loss attributable to BBGI stockholders and net loss per diluted share reflect $6.8 million of non-cash impairment losses in the three months ended March 31, 2020.

Net revenue during the three months ended March 31, 2021 reflects a year-over-year decrease in commercial advertising revenue and a lack of non-traditional revenue (“NTR”) and event revenue primarily related to the impact of the COVID-19 pandemic, in addition to lower cyclical political advertising revenue, partially offset by a year-over-year increase in digital revenue.

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Beasley Broadcast Group, 5/4/21	page 2

Beasley reported an operating loss of $2.5 million in the first quarter of 2021 compared to an operating loss of $7.1 million in the first quarter of 2020, which included a $6.8 million non-cash impairment charge in the first quarter of 2020 resulting from the impact of the COVID-19 pandemic. In addition, the first quarter of 2021 had lower corporate and operating expenses, partially offset by higher depreciation and amortization expense, and $1.1 million in other operating expenses.

Beasley reported a net loss attributable to BBGI stockholders of $10.6 million, or $0.36 per diluted share, in the three months ended March 31, 2021, compared to a net loss attributable to BBGI stockholders of $8.8 million, or $0.32 per diluted share, in the three months ended March 31, 2020. The year-over-year increase is primarily due to lower revenue, higher interest expense and the loss on extinguishment of long-term debt resulting from the issuance of secured notes on February 2, 2021 and the use of proceeds to repay existing debt.

SOI decreased $1.5 million in the first quarter of 2021 compared to the first quarter of 2020. The year-over-year decrease is primarily attributable to lower commercial advertising revenue and the lack of NTR and event revenue in the first quarter of 2021 related to the impact of the COVID-19 pandemic, as well as the year-over-year decline in political revenue.

Please refer to the “Calculation of SOI” and “Reconciliation of Net Loss to SOI” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Beasley reported 2021 first quarter financial results consistent with the expectations we outlined when we reported the 2020 fourth quarter, as our strong revenue growth in the first two months of the comparable 2020 period, prior to the onset of the pandemic, created a difficult year-over-year comparison. Though we continued to experience challenges related to the COVID-19 pandemic during the first quarter, I am pleased to report that we began to see a strong recovery. As a result, we expect Beasley to return to top-line revenue growth beginning in the second quarter of 2021.

“During the first quarter, we continued to advance our digital transformation and revenue diversification initiatives across the Company. In this regard, Beasley generated digital revenue growth of approximately 10% on a year-over-year basis, with digital accounting for approximately 12% of total first quarter revenue, compared to 9.3% of total revenue in the prior year period. Consumer demand for digital audio content remains strong and with our ongoing emphasis on digital innovation, Beasley continues attracting new business by successfully targeting the sale of non-radio products to non-radio advertisers. With the continued strong growth of our digital business, Beasley will report digital revenue as a separate segment going forward. We believe this milestone represents an important inflection point in the ongoing evolution of our operating model and clearly highlights the value of our revenue diversification strategies.

“The actions we have taken over the last year to realign our cost structure and improve efficiencies across the organization drove a year-over-year reduction in first quarter operating and corporate expenses of 15.6% and 13.5%, respectively. We believe our ability to extract meaningful expense savings out of the business provided us with the ability to make strategic investments in our commercial sales infrastructure, which will enable us to maintain our market competitiveness so we are best positioned to deliver on our revenue goals as we move deeper into the recovery phase of the pandemic.

Beasley Broadcast Group, 5/4/21	page 3

“In addition to our expense reduction and revenue diversification initiatives, Beasley also remained committed to enhancing financial flexibility through capital structure improvements. In the first quarter, we completed our offering of $300.0 million in aggregate principal amount of 8.625% senior secured notes due 2026. The net proceeds of the offering were used to repay in full existing indebtedness under the Company’s senior secured credit facilities and other debt, with the remaining proceeds added to our balance sheet for general corporate purposes. In addition, and due to future economic uncertainty, in early February we applied for and were subsequently approved for a $10 million Paycheck Protection Program loan. Together, these transactions improve our liquidity profile, while providing growth capital to support the continued investment in our business.

“In summary, we believe our first quarter financial performance demonstrates that our digital transformation continues to gain momentum and our recent capital structure initiatives have positioned us to further leverage the highest growth areas of our business and capitalize on the many synergies between our broadcast, digital and e-sports divisions, which we believe will drive increased and more diversified cash flows in future periods. Looking ahead, our strategic priorities remain focused on delivering exceptional content and services to our listeners, advertisers, online users and esports fans, while diversifying our revenue, growing our cash flow and maintaining a solid and flexible balance sheet with liquidity at current or higher levels. We believe that this approach, positions Beasley well for near- and long-term success and the enhancement of stockholder value.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, May 4, 2021, at 11:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 334-323-0501, conference ID 7158599 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Tuesday, May 4, 2021. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 60th anniversary this year, the Company was founded in 1961 by George G. Beasley, who remains the Company’s Chairman of the Board. The Company owns and operates 62 stations (47 FM and 15 AM) in 15 large- and mid-size markets in the United States. Approximately 20 million consumers listen to the Company’s radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. The Company recently acquired a majority interest in the Overwatch League’s Houston Outlaws esports team and owns BeasleyXP, a national esports content hub. For more information, please visit www.bbgi.com.

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Beasley Broadcast Group, 5/4/21	page 4

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Free Cash Flow (FCF) consists of SOI less corporate expenses, interest expense, current income tax expense and capital expenditures plus stock-based compensation expense, net proceeds from dispositions, amortization of debt issuance costs and interest income.

SOI and FCF are measures widely used in the radio broadcast industry. The Company recognizes that because SOI and FCF are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI and FCF provide meaningful information to investors because they are important measures of how effectively we operate our business (i.e., operate radio stations) and assist investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “believes,” “expects,” “seek,” “we remain optimistic that” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•

the effects of the COVID-19 pandemic, including its potential effects on the economic environment and our results of operations, liquidity and financial condition, and the increased risk of impairments of our Federal Communications Commission (“FCC”) licenses and/or goodwill, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic;

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	our ability to develop compelling and differentiated digital content, products and services;

•	audience acceptance of our content, particularly our radio programs;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

•	credit risk on our accounts receivable;

•	the risk that our FCC licenses and/or goodwill could become impaired;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	the potential effects of hurricanes on our corporate offices and radio stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;

•	disruptions or security breaches of our information technology infrastructure;

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Beasley Broadcast Group, 5/4/21	page 5

•	the loss of key personnel;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company, including those set forth in the Company’s filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of May 4, 2021, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

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Beasley Broadcast Group, 5/4/21	page 6

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three months ended March 31,
	2021	2020
Net revenue	$48,212,040	$57,650,426

Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	42,967,871	50,900,477
Corporate expenses (including stock-based compensation)	3,905,289	4,513,092
Other operating expenses	1,100,000	—
Depreciation and amortization	2,951,901	2,576,475
Impairment losses	—	6,804,412
Gain on dispositions	(191,988)	—

Total operating expenses	50,733,073	64,794,456
Operating loss	(2,521,033)	(7,144,030)
Non-operating income (expense):
Interest expense	(5,778,071)	(4,184,811)
Loss on extinguishment of long term debt	(4,996,731)	—
Other income (expense), net	38,413	26,425

Loss before income taxes	(13,257,422)	(11,302,416)
Income tax benefit	(2,602,886)	(2,417,780)

Loss before equity in earnings of unconsolidated affiliates	(10,654,536)	(8,884,636)
Equity in earnings of unconsolidated affiliates, net of tax	(30,105)	(61,527)

Net loss	(10,684,641)	(8,946,163)
Earnings attributable to noncontrolling interest	129,249	109,602

Net loss attributable to BBGI stockholders	$(10,555,392)	$(8,836,561)

Basic and diluted net loss per share	$(0.36)	$(0.32)

Basic common shares outstanding	29,302,799	27,947,577

Diluted common shares outstanding	29,302,799	27,947,577

Selected Balance Sheet Data - Unaudited

(in thousands)

	March 31, 2021	December 31, 2020
Cash and cash equivalents	$56,211	$20,759
Working capital	64,216	37,065
Total assets	762,099	738,614
Long term debt, net of unamortized debt issuance costs	302,649	258,345
Stockholders’ equity	$252,740	$267,727

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Beasley Broadcast Group, 5/4/21	page 7

Selected Statement of Cash Flows Data – Unaudited

	Three months ended March 31,
	2021	2020
Net cash provided by operating activities	$2,354,007	$1,953,723
Net cash used in investing activities	(666,768)	(4,193,430)
Net cash provided by financing activities	33,763,934	2,070,737

Net increase (decrease) in cash and cash equivalents	$35,451,173	$(168,970)

Calculation of SOI – Unaudited

	Three months ended March 31,
	2021	2020
Net revenue	$48,212,040	$57,650,426
Operating expenses	(42,967,871)	(50,900,477)

SOI	$5,244,169	$6,749,949

Reconciliation of Net Loss Attributable to BBGI Stockholders to SOI

	Three months ended March 31,
	2021	2020
Net loss attributable to BBGI stockholders	(10,555,392)	$(8,836,561)
Corporate expenses	3,905,289	4,513,092
Other operating expenses	1,100,000	—
Depreciation and amortization	2,951,901	2,576,475
Impairment losses	—	6,804,412
Gain on dispositions	(191,988)	—
Interest expense	5,778,071	4,184,811
Loss on extinguishment of long-term debt	4,996,731	—
Other income (expense), net	(38,413)	(26,425)
Income tax benefit	(2,602,886)	(2,417,780)
Equity in earnings of unconsolidated affiliates, net of tax	30,105	61,527
Earnings attributable to noncontrolling interest	(129,249)	(109,602)

SOI	$5,244,169	$6,749,949

Reconciliation of Net Revenue to FCF

	Three months ended March 31,
	2021	2020
Net revenue	$48,212,040	$57,650,426
Operating expenses	(42,967,871)	(50,900,477)
Corporate expenses	(3,905,289)	(4,513,092)
Net proceeds from dispositions	362,500	—
Stock-based compensation expense	520,801	266,439
Interest expense	(5,778,071)	(4,184,811)
Amortization of debt issuance costs	411,363	483,983
Interest income	2,589	15,947
Current income tax expense	—	—
Capital expenditures	(1,029,268)	(3,443,430)

FCF	$(4,171,206)	$(4,625,015)

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